Exhibit 99.1

NEWS

Cooper Tire & Rubber Company Announces Senior Executive
Leadership Transition

FINDLAY, Ohio, Feb. 23, 2016 – Cooper Tire & Rubber Company (NYSE: CTB) today announced a planned succession of the company’s senior executive leadership.

Roy V. Armes, Chairman, Chief Executive Officer and President, intends to retire effective August 31, 2016. Consistent with the company’s succession plan, the Cooper Board of Directors plans to elect Bradley E. Hughes as President and Chief Executive Officer effective upon Armes’ retirement, and he is also expected to join the company’s Board of Directors at that time. Hughes has been with the company for more than six years and is currently Cooper’s Chief Operating Officer. In conjunction with this transition, current Lead Independent Director Thomas P. Capo is expected to become Non-Executive Chairman of the Board effective upon Armes’ retirement.

Armes joined Cooper in 2007 as Chief Executive Officer and President and was appointed Chairman approximately one year later. “With a focus on long-term strategic planning and outstanding execution, Roy spearheaded a positive transformation of Cooper’s business model, creating a stronger, more resilient and sustainable company,” said Capo. “During his tenure, Roy led an expansion of Cooper’s global footprint, significantly improved shareholder performance, and transformed technology and innovation at Cooper. Roy has our profound thanks for his outstanding leadership and the many contributions he has made to the company’s success. We look forward to Brad’s leadership, honed by his decades of experience in the automotive industry, as well as his years as Cooper’s Chief Financial Officer, President of International Operations, and his current role as Chief Operating Officer. We expect a seamless transition at the end of August.”

Armes said, “I am privileged and honored to have led Cooper for nearly a decade through good times and challenging times, and I continue to be most inspired by the quality and dedication of our people around the globe. Working together, we have led Cooper to many years of strong performance. Brad has been a positive and influential force at Cooper for more than six years now, and he will be tremendously effective at leading Cooper to even greater success in the years to come.”

Biographies

Roy V. Armes is Chairman, Chief Executive Officer and President of Cooper Tire & Rubber Company. He joined the company in 2007 as its Chief Executive Officer and President. Approximately one year later, he was also appointed Chairman.

Prior to joining Cooper, Armes spent more than three decades at Whirlpool Corporation in leadership positions throughout the business and in multiple geographies. His career highlights at Whirlpool included positions such as Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy).

Armes serves on the boards of directors of The Manitowoc Company and AGCO Corporation. He is a former Chairman (2011-2013) of the Rubber Manufacturers Association (RMA).

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Armes is a graduate of The University of Toledo (UT), earning a bachelor’s of science degree in mechanical engineering in 1975. In May 2015, UT granted Armes an honorary doctor of business administration degree. As a distinguished alumnus, Armes, along with his wife Marcia, established the Engineering Leadership Institute (ELI) in 2009. The Institute helps engineering students develop critical leadership skills in addition to their academic pursuits, which is essential for career success in today’s globally competitive business environment. In March 2014, UT formally dedicated the Roy and Marcia Armes Engineering Leadership Institute in their honor. The university also dedicated the Marcia and Roy Armes Rocket Academic Center in the Larimer Athletic Complex for student athletes.

In 2014, Roy and Marcia Armes became the lead donors for a new Cancer Care Center in Findlay, Ohio, which opened in 2015 as the Armes Family Cancer Care Center. The Armes Family Cancer Care Center provides a full spectrum of cancer care services within a centralized community campus.  The center improves the patient experience and allows for enhanced service coordination, quality, and cost effective service delivery for the optimal patient experience in cancer care.

Bradley E. Hughes joined Cooper Tire & Rubber Company in November 2009 as Vice President and Chief Financial Officer (CFO). In July 2014, he was named Senior Vice President & President—International Operations with responsibility for leading all of Cooper’s operations outside of the Americas. Hughes also continued to serve as CFO in addition to his International role until his successor in the CFO role, Ginger Jones, was appointed in December 2014. He was named to his current position of Senior Vice President & Chief Operating Officer in January 2015. In this role, Hughes has responsibility for Cooper's worldwide operations throughout North America, Asia, Europe and Latin America.

Formerly a 23-year employee of Ford Motor Company, Hughes previously worked as Global Product Development Controller for Ford in Dearborn, Mich.; as Finance Director for Ford's South America Operations in Sao Paulo, Brazil; as Director of European Business Strategy and Implementation, in Cologne, Germany; as European Manufacturing Controller, in Cologne, Germany; and in other corporate finance and treasury positions.

Prior to joining Ford, Hughes worked for Fruehauf Finance Corp.

A Detroit native, Hughes earned a bachelor's degree in business from Miami University in Oxford, Ohio, and earned a master's degree in business administration (MBA) from the University of Michigan Business School.

Thomas P. Capo has been a member of the Cooper Board of Directors since 2007 and has been Lead Independent Director since 2014. He served from 2003 to 2010 as the Chairman of the Board of Dollar Thrifty Automotive Group, Inc., a vehicle rental company. Capo was Senior Vice President and Treasurer of DaimlerChrysler Corporation from 1998 to 2000, and for seven years prior, served as Treasurer of Chrysler Corporation. Prior to these positions, he was Vice President and Controller of Chrysler Financial Corporation. Capo currently serves as a Director of Lear Corporation and served as a Director of Dollar Thrifty Automotive Group, Inc., until its sale in 2012.

Capo holds a bachelor’s degree in accounting and finance, a master’s degree in economics, and a master’s degree in business administration (MBA), each from the University of Detroit Mercy.

Forward Looking Statements

This release contains what the company believes are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the company anticipates may happen, including with respect to the succession plans for the company, including the transition to a new President and CEO and certain anticipated changes with respect to the Board of Directors.

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Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates,” “expects,” “will,” “should,” “believes,” “projects,” “intends,” “plans,” “estimates,” and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.

There is no assurance that the Board of Directors will take the actions set forth above and it is possible that the company’s succession plans may differ materially from the foregoing expectations due to a variety of factors, including, but not limited to: (i) Mr. Capo’s re-election as a Director at the company’s Annual Meeting of Stockholders, (ii) Mr. Capo’s continued independence, and (iii) any unforeseen circumstances that arise that cause the Board of Directors to alter its succession plans for the leadership of the company.

It is possible that actual results may differ materially from projections or expectations due to a variety of factors, including but not limited to:

•	volatility in raw material and energy prices, including those of rubber, steel, petroleum based products and natural gas or the unavailability of such raw materials or energy sources;
•	the failure of the company’s suppliers to timely deliver products in accordance with contract specifications;
•	changes to tariffs or the imposition of new tariffs or trade restrictions, including changes related to the anti-dumping and countervailing duties for passenger car and light truck tires imported into the United States from China, and any duties from the recent open investigation into truck and bus tires imported into the United States from China;
•	changes in economic and business conditions in the world;
•	increased competitive activity including actions by larger competitors or lower-cost producers;
•	the failure to achieve expected sales levels;
•	changes in the company’s customer relationships, including loss of particular business for competitive or other reasons;
•	the ultimate outcome of litigation brought against the company, including stockholders lawsuits relating to the terminated Apollo merger as well as product liability claims, in each case which could result in commitment of significant resources and time to defend and possible material damages against the company or other unfavorable outcomes;
•	a disruption in, or failure of, the company’s information technology systems, including those related to cyber security, could adversely affect the company’s business operations and financial performance;
•	changes in pension expense and/or funding resulting from investment performance of the company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations;
•	government regulatory and legislative initiatives including environmental and healthcare matters;
•	volatility in the capital and financial markets or changes to the credit markets and/or access to those markets;
•	changes in interest or foreign exchange rates;
•	an adverse change in the company’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets;
•	failure to implement information technologies or related systems, including failure by the company to successfully implement an ERP system;
•	the risks associated with doing business outside of the United States;
•	the failure to develop technologies, processes or products needed to support consumer demand;
•	technology advancements;
•	the inability to recover the costs to develop and test new products or processes;
•	the impact of labor problems, including labor disruptions at the company, its joint venture, or at one or more of its large customers or suppliers;
•	failure to attract or retain key personnel;
•	consolidation among the company’s competitors or customers;

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•	inaccurate assumptions used in developing the company’s strategic plan or operating plans or the inability or failure to successfully implement such plans;
•	risks relating to acquisitions, such as the proposed acquisition of a majority interest in China-based Qingdao Ge Rui Da Rubber Co., Ltd., including the failure to successfully complete acquisitions or integrate them into operations or their related financings may impact liquidity and capital resources;
•	changes in the company’s relationship with its joint-venture partner or suppliers, including any changes with respect to CCT’s production of Cooper-branded products;
•	the ability to find alternative sources for products supplied by CCT;
•	the inability to obtain and maintain price increases to offset higher production or material costs;
•	inability to adequately protect the company’s intellectual property rights; and
•	inability to use deferred tax assets.

It is not possible to foresee or identify all such factors. Any forward-looking statement in this release are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance or actions and actual results or developments may differ materially from those projected.

The company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Further information covering issues that could materially affect financial performance is contained in the company's periodic filings with the U. S. Securities and Exchange Commission.

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About Cooper Tire & Rubber Company

Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specializes in the design, manufacture, marketing and sale of passenger car and light truck tires. Cooper and its subsidiaries also sell medium truck, motorcycle and racing tires.  Cooper's headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design operations within its family of companies located in more than one dozen countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire.

Investor Contact:

Jerry Bialek

419.424.4165

investorrelations@coopertire.com

Media Contact:

Anne Roman

419.429.7189

alroman@coopertire.com